EXHIBIT 10.69
                 FOURTH AMENDMENT AND WAIVER AGREEMENT



          THIS FOURTH AMENDMENT AND WAIVER AGREEMENT dated as of May 14, 1996 (the "Fourth Amendment") is to that Credit Agreement dated as of February 9, 1994, as amended by that certain First Amendment to Credit Agreement dated as of June 15, 1994 (the "First Amendment") as further amended by that certain Second Amendment to Credit Agreement dated as of February 24, 1995 (the "Second Amendment") as further amended by that certain Third Amendment to Credit Agreement dated as of August 1, 1995 (the "Third Amendment") (as amended and modified hereby and as the same may be further amended, modified and restated from time to time hereafter, the "Credit Agreement"; terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement), by and among IMC-AGRICO COMPANY, a Delaware general partnership (the "Borrower"), the Banks identified therein, and NATIONSBANK, N.A. (successor in interest to NationsBank, N.A. (Carolinas) and NationsBank of North Carolina, N.A.), as Agent (the "Agent").

                         W I T N E S S E T H:

     WHEREAS, the Banks have, pursuant to the terms of the Credit
Agreement, made available to the Borrower a $75,000,000 credit facility;

     WHEREAS, (i) the Borrower has informed the Agent that an Event of Default may exist under the terms of the Credit Agreement due to incorrect calculations with respect to the ownership of the Borrower in connection with the Change of Control requirements set forth in section 7.01(h) of the Credit Agreement and (ii) the Borrower has requested certain other modifications to various provisions contained therein; and

     WHEREAS, the Required Banks have agreed and waive such Event of Default and to approve the requested changes on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The definition of "Change of Control" in Section 1.01 of the Credit Agreement is hereby amended and modified to read as follows:

          "Change of Control" means (i) IMC Global Inc., a Delaware corporation ("IMC Global"), and Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership, collectively, shall at any time fail to own, directly or indirectly,

               (A) at least 85% of the capital interests in the Borrower, or

               (B) at least 85% of the capital stock or capital interests in the corporate managing partner of the Borrower,

          (ii) IMC Global Inc., individually, shall at any time fail to

               (A) own, directly or indirectly, at least 50% of the capital interests in the Borrower,

               (B) own, directly or indirectly, at least 50% of the capital stock or capital interests in the corporate managing partner of the Borrower,

               (C) appoint and control, directly or indirectly, at least 50% of the members of the Board of Directors (or other governing body) of the Borrower, or

          (iii) Freeport-McMoRan, Inc., shall at any time fail to own, directly or indirectly, in excess of 50% of the capital interests in Freeport-McMoRan Resource Partners, Limited Partnership.

     2. Subsection (k) of Section 6.01 of the Credit Agreement is hereby amended and modified to read as follows:

          "(k) additional Indebtedness for borrowed money in an aggregate amount not to exceed $60,000,000."

     3.  Subsections (i) and (ii) of Section 6.07 of the Credit
Agreement is hereby amended and modified to read as follows:

          "(i) after the issuance thereof, amend or modify (or permit the amendment or modification of, if reasonably adverse to the interests of the Banks, any of the terms of any subordinated Indebtedness; (ii) except with respect to Indebtedness permitted pursuant to Section 6.01(k), make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange of any other subordinated Indebtedness for borrowed money or"

     4. The Banks hereby confirm and agree to a waiver of any Default or Event of Default which existed or may have existed prior to the date of this Fourth Amendment on account of a violation of the Change of Control requirement contained in Section 7.01(h) of the Credit Agreement. The Borrower shall, however, hereafter keep and maintain such requirement in accordance with the terms of Section 7.01(h) of the Credit Agreement, as amended hereby.

     5. In connection with this Fourth Amendment, the Borrower hereby represents and warrants that as of the date hereof (before (except for Section 7.01(h) of the Credit Agreement to the extent described in the first sentence of Section 4 of this Fourth Amendment) and after giving effect to this Amendment) (a) the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects (except for those which expressly relate to an earlier date), and (b) no Default or Event of Default presently exists under the Credit Agreement.

     6. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

     7. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Fourth Amendment, including the reasonable fees and expenses of the Agent's legal counsel.

     8. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Fourth Amendment to produce or account for more than one such counterpart.

     9. This Fourth Amendment, as the Credit Agreement, shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:
                    IMC-AGRICO COMPANY, a Delaware
                    general partnership by its Managing
                    Partner

                    By:  IMC-AGRICO MP, INC., a Delaware
                         corporation, as Managing Partner

                         By:___________________

                         Title:________________

BANKS:
                    NATIONSBANK, N.A.
                    individually in its capacity as a
                    Bank and in its capacity as Agent

                    By:_______________________
                         Wallace Harris, Jr.
                         Vice President

                    CITIBANK, N.A.

                    By:_______________________

                    Title:____________________
                    COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK,
                    B.A.

                    By:___________________

                    Title:________________

                    By:___________________

                    Title:________________


                    ARAB BANKING CORPORATION

                    By:___________________

                    Title:________________